UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2007

ORAMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50298

(Commission File Number)

98-0376008

(IRS Employer Identification No.)

2 Elza Street, Jerusalem, Israel 93706

(Address of principal executive offices and Zip Code)

972-54-790-9058

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 15, 2006 our directors approved a stock option plan (the “Stock Option Plan”), under which options to acquire common shares and issuances of common shares may be made to the company’s directors, service providers and employees. A total of 3,000,000 shares of our common stock may be issued pursuant to the Stock Option Plan.

On August 2, 2007, we entered into stock option agreements with directors and officers, granting the right to purchase a total of 1,700,000 shares of our common stock as follows, at an exercise price of $0.45 per share, exercisable for a period of 5 years:

Item 3.02 Unregistered Sales of Equity Securities.

On August 2, 2007, we granted 1,700,000 stock options exercisable for five years at an exercise price of $0.45 per share to certain directors and officers of the Company. The options are subject to vesting provisions in accordance with the vesting schedule set out in each stock option agreement, the form of which is attached hereto as exhibit 10.1.

We issued the Units to two non-US persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

A copy of the following documents are included as exhibits to this current report on Form 8-K pursuant to Item 601 of Regulation SB:

10.1	Form of Stock Option Agreement (incorporated by reference to our current report on Form 8-K filed on November 28, 2006)
99.1	Stock Option Plan (incorporated by reference to our current report on Form 8-K filed on November 28, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

/s/ Nadav Kidron

Nadav Kidron

President, CEO and Director

Date: August 2, 2007